UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 14, 2007
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
September 14, 2007 — Tbilisi, Georgia — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today gave an interim update on testing operations on the Kumisi # 1 well in Georgia announcing that it has concluded initial well testing operations on the Cretaceous interval. To date there have been no indications of flow during the testing, most likely due to the implied low permeability of the Cretaceous reservoir at this location. While these results are being evaluated, further testing will now be done on other shallower potential reservoir units which appear to be hydrocarbon bearing from the electric log data. In the WR30 well, approximately 2.5 miles (4 kilometres) down-dip of the Kumisi well, gas was successfully flow tested from Lower Eocene sandstones in 1987.
The Kumisi #1 well reached a total depth of 11,841 feet (3,609 metres) in July 2007 and was drilled to appraise an up-dip extension of a Soviet era gas condensate discovery in Cretaceous age rocks to the south of the city of Tbilisi in Georgia. A total Cretaceous interval of approximately 2,392 feet (729 metres) was penetrated in the well and analysis of the logs indicates the presence of potential hydrocarbons in the well. The Cretaceous is comprised of an upper carbonate sequence, interbedded limestones and tuffs underlain by more massive volcanics. The detailed petrophysical log analysis suggested that the better quality reservoir was confined exclusively to the upper part of the carbonate sequence with limited potential permeability in the deeper volcanic zone. Nevertheless, as a result of the elevated gas readings which were recorded during drilling, and the good flow rates of gas and water obtained from the interval in the original WR16 well, it was decided to test in stages the entire section, to ensure full data collection, despite the fact that the lithology of the volcanic interval appears different to that of the WR16 well.
The well test, which for operational reasons was done from the bottom up, initially focused on the lower potential volcanic rocks with the poorer petrophysical properties. Three separate tests were completed; zone one over the slotted liner section at the base of the well and two additional zones totaling 167 feet (51 metres) were perforated and tested. There was no flow to surface from these tests.
Prior to completing the testing of the carbonate sequence, which was the primary target in the well, operations were suspended for a two week period while the rig was demobilised and moved to Manavi. Testing resumed at the end of August, with a total of three separate zones in the carbonate section now tested. A total of 180 feet (55 metres) were perforated, including the zone identified by the detailed petrophysical analysis as having potential to flow hydrocarbons, but again with no flow to surface being obtained to date.

A low pressure hydro squeeze was performed over two separate zones and the data obtained suggests these rocks are tight and lack permeability unlike the rocks encountered in other wells. These results are being incorporated into a technical re-evaluation of the Kumisi prospect in order to better understand the remaining potential of the prospect and it may be that the upper carbonate interval and indeed the underlying rocks have reservoir potential away from the wellbore. This analysis may show that high pressure acid fracture stimulation may enhance permeability. As no water has been recovered from the well, the potential for a large gas prospect still exists at this up-dip location given better reservoir quality.
Commenting on the testing operations, Vincent McDonnell, President and Chief Executive Officer, said: “The test results for the Cretaceous interval, particularly the carbonate zone, in the Kumisi #1 well have not yet yielded flow but we will be doing further work to evaluate the remaining potential of this large prospect and to decide whether or not acid fracturing stimulation may be effective in this reservoir. In the meantime, we plan to test the shallower Lower Eocene sandstone interval which appears to be hydrocarbon bearing from the logs. We would hope to have the results of these tests within the next couple of weeks”
The Company also announced today that operations had resumed at the M12 well located on the Manavi oil discovery in order to prepare the well for the planned acid fracture stimulation treatment and to continue production testing the well.
It was previously announced following initial testing of the M12 well that a hydraulic acid fracturing treatment of the Cretaceous reservoir interval was planned and Schlumberger had been contracted to provide pumping equipment, chemicals and services to the Company. In order to prepare the well for the arrival of this equipment, CanArgo rig #2 was mobilised to the M12 site in August. The rig is currently rigged up and operations have commenced to replace the 2 7/8” production string with a 5” liner, and set a temporary plug to facilitate the acid fracturing operation. Schlumberger are expected to commence mobilisation of the equipment to Georgia by the end of September and complete the fracture stimulation during October after which the well will be tested.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Copies of the Press Releases are attached hereto as Exhibits 99.1 and 99.2.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated September 14, 2007 issued by CanArgo Energy Corporation.

99.2	Press Release dated September 14, 2007 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: September 19, 2007	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary